Exhibit 32.2

Written Statement

Pursuant To

18 U.S.C. Section 1350

The undersigned, John A. Elwood, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:

(i) the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011, as amended by Amendment No. 1, (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 5, 2012

By:	/s/ JOHN A. ELWOOD
Chief Financial Officer